Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial information gives effect to the acquisition and the financing effectuated (the “Acquisition”) related to the animal health business (the “Bayer Animal Health Business”) of Bayer Aktiengesellschaft, a German stock corporation (“Bayer”), by Elanco Animal Health Incorporated, an Indiana corporation (“Elanco”), pursuant to the terms of the Share and Asset Purchase Agreement (the “Agreement”), dated as of August 20, 2019, between Elanco and Bayer, as amended by Amendment No. 1 to the Share and Asset Purchase Agreement, dated as of October 15, 2019, Amendment No. 2 to the Share and Asset Purchase Agreement, dated as of January 17, 2020, Amendment No. 3 to the Share and Asset Purchase Agreement, dated as of June 15, 2020 and Amendment No. 4 to the Share and Asset Purchase Agreement, dated as of July 30, 2020. The unaudited pro forma condensed combined financial data set forth below gives effect to the following:
•the completion of the Acquisition, which closed on August 1, 2020 (the ‘‘Closing’’) with a total transaction value of $6.89 billion, funded by $5.17 billion in cash and 72.9 million in shares at a fair value of $1.72 billion;
•the incurrence of $4.28 billion of additional debt to fund the cash portion of the Acquisition consideration and pay fees and expenses related to the Acquisition; and
•the estimated impact of the divestitures of certain products required by government regulators for the completion of the Acquisition. These products include Osurnia, Capstar, Standguard, Vecoxan, other minor products and the Drontal and Profender product lines of the Bayer Animal Health Business as well as other immaterial divestitures in connection with the Acquisition.
The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it occurred on June 30, 2020 and the unaudited pro forma condensed combined statements of operations give effect to the Acquisition as if it occurred as of the beginning of the period. The unaudited pro forma condensed combined financial data has been prepared by management in accordance with the regulations of the U.S. Securities and Exchange Commission (“SEC”) and is not necessarily indicative of what the combined financial position or results of operations actually would have been had the Acquisition been completed as of the dates indicated, nor is it indicative of future results or financial position of the combined company. In addition, the unaudited pro forma condensed combined financial data do not purport to project the future financial position or results of operations of the combined entity. Differences between these preliminary estimates and the final acquisition accounting will likely occur and these differences could be material. The differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Elanco’s future results of operations and financial position. There were no material transactions between Bayer and Elanco during the period presented in the unaudited pro forma condensed combined financial data that would need to be eliminated.
The unaudited pro forma condensed combined financial data have been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles (“U.S. GAAP”), with Elanco being the accounting acquirer. The pro forma adjustments are preliminary and based on currently available information and are subject to change. Under the acquisition method generally all assets acquired and liabilities assumed are recorded at their respective fair values as of the date the acquisition is completed. For pro forma purposes, the fair value of the Bayer Animal Health Business’s tangible and identifiable intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value as of June 30, 2020. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Management believes that the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions.
The unaudited pro forma condensed combined financial data gives pro forma effect to events that are directly attributable to the Acquisition, are factually supportable, and with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statement of operations excludes the impact of any incremental cost of sales related to the increase of the Bayer Animal Health Business inventory by $142.7 million to fair value at the acquisition date.

All financial data included in the unaudited condensed combined financial data is presented in millions of U.S. dollars and has been prepared on the basis of U.S. GAAP and Elanco’s accounting policies. For the purpose of the pro forma condensed combined financial data, the Bayer Animal Health Business’s historical combined financial data has been converted from International Financial Reporting Standards (“IFRS”) to U.S. GAAP and Elanco’s accounting policies for material accounting policy differences and translated from Euro to U.S. dollars. The conversion from IFRS to U.S. GAAP was based on information available to Elanco.
The pro forma adjustments in this document include the final terms of the additional debt funding, the issuance of shares to effect the Acquisition, and the preliminary determination of the fair value of the assets acquired and liabilities assumed.
The unaudited pro forma condensed combined financial data presented is for informational purposes only. The unaudited pro forma condensed combined statements of operations do not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition or any further potential divestitures that may occur prior to, or subsequent to, the completion of the Acquisition or any acquisition and integration costs that may be incurred. The pro forma adjustments, which Elanco believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial data.
The unaudited pro forma financial data reflects cash paid at Closing, which is subject to a purchase price adjustment related to the final closing statement for assets acquired and liabilities assumed. The total cash consideration will be adjusted, as needed, based on the final net asset position per the terms of the Agreement. Elanco issued a set number of consideration shares with a value of $1.72 billion at Closing.
The unaudited pro forma condensed combined financial data should be read together with the Bayer Animal Health Business’s audited combined financial statements as of December 31, 2019, 2018 and 2017 and or the three years then ended, included as Exhibit 99.2 to Elanco's Current Report on Form 8-K/A, filed with the SEC on October 15, 2020 (the “Amended Form 8-K”), the Bayer Animal Health Business’s unaudited condensed combined interim financial statements as of June 30, 2020 and for the six months ended June 30, 2020 and 2019, included as Exhibit 99.3 to the Amended Form 8-K, as well as Elanco’s consolidated and combined financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2019 and Elanco’s Quarterly Report on Form 10-Q for the six months ended June 30, 2020.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2020
(Dollars in millions)

	Elanco	Bayer Animal Health Business (A)	Pro Forma Adjustments	Note	Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$1,391.1	$6.7	$(674.1)	(C)	$723.7
Account receivable, net	543.9	325.9	(315.8)	(B)	554.0
Other receivables	72.9	50.4	—		123.3
Inventories	1,065.3	376.3	131.3	(B) (G)	1,572.9
Prepaid expenses and other	107.4	607.0	(445.5)	(B) (D)	268.9
Restricted cash	10.7	—	—		10.7
Total current assets	3,191.3	1,366.3	(1,304.1)		3,253.5
Non-current assets:
Goodwill	3,044.0	108.6	3,579.3	(B)	6,731.9
Other intangibles, net	2,432.7	142.2	3,215.8	(B)	5,790.7
Other non-current assets	283.9	219.3	(120.3)	(B)	382.9
Property and equipment, net	924.1	301.5	71.8	(F)	1,297.4
Total assets	$9,876.0	$2,137.9	$5,442.5		$17,456.4
LIABILITIES
Current liabilities:
Accounts payable	242.5	189.3	(131.1)	(B)	300.7
Employee compensation	57.2	37.6	—		94.8
Sales rebates and discounts	164.0	61.6	—		225.6
Current portion of long-term debt	25.9	—	—		25.9
Other current liabilities	321.7	341.7	(52.6)	(B)	610.8
Payable to Lilly	24.1	—	—		24.1
Total current liabilities	835.4	630.2	(183.7)		1,281.9
Non-current liabilities:
Long-term debt	2,030.4	—	4,184.8	(D)	6,215.2
Accrued retirement benefits	83.9	214.8	(47.8)	(B)	250.9
Deferred taxes	65.5	56.0	709.7	(B) (G)	831.2
Other noncurrent liabilities	208.9	31.9	(2.6)	(B) (D)	238.2
Total liabilities	3,224.1	932.9	4,660.4		8,817.4
EQUITY
Common stock	—	—	—		—
Additional paid in capital	6,886.1	—	1,722.8	(E)	8,608.9
Invested equity attributable to Bayer Group	—	1,205.0	(1,205.0)	(E)	—
Retained earnings	(19.4)	—	264.3	(E)	244.9
Accumulated other comprehensive loss	(214.8)	—	—		(214.8)
Total Equity	6,651.9	1,205.0	782.1		8,639.0
TOTAL LIABILITIES AND EQUITY	$9,876.0	$2,137.9	$5,442.5		$17,456.4

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(Dollars and shares in millions, except per-share data)

	Elanco	Bayer Animal Health Business (A)	Pro Forma Adjustments	Note	Pro forma
Revenue	$3,071.0	$1,745.7	$(125.4)	(G)	$4,691.3
Costs, expenses and other:
Cost of sales	1,470.3	583.6	(34.2)	(G) (H)	2,019.7
Research and development	270.1	160.7	(6.3)	(G)	424.5
Marketing, selling, and administrative expense	760.2	631.2	8.3	(I)	1,399.7
Amortization of intangible assets	200.4	12.3	268.0	(J)	480.7
Asset impairments, restructuring and other special charges	185.5	90.7	(133.3)	(K)	142.9
Interest expense, net of capitalized	78.9	10.1	106.7	(D)	195.7
Other (income) expense, net	27.4	26.9	—		54.3
	2,992.8	1,515.5	209.2		4,717.5
Income (loss) before income tax expense	78.2	230.2	(334.6)		(26.2)
Income tax expense (benefit)	10.3	87.4	(97.0)	(L)	0.7
Net income (loss)	$67.9	$142.8	$(237.6)		$(26.9)

Earnings (loss) per share:
Basic	0.18				(0.06)
Diluted	0.18				(0.06)
Weighted average shares outstanding:
Basic	369.0		72.9	(M)	441.9
Diluted	370.3		72.9	(M)	441.9

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2020
(Dollars and shares in millions, except per-share data)

	Elanco	Bayer Animal Health Business (A)	Pro Forma Adjustments	Note	Pro forma
Revenue	$1,244.0	$1,065.6	$(63.9)	(G)	$2,245.7
Costs, expenses and other:
Cost of sales	628.6	309.4	(15.3)	(G) (H)	922.7
Research and development	126.2	74.8	(1.7)	(G)	199.3
Marketing, selling, and administrative expense	344.7	331.1	4.5	(I)	680.3
Amortization of intangible assets	100.6	6.6	137.2	(J)	244.4
Asset impairments, restructuring and other special charges	194.2	101.2	(225.6)	(K)	69.8
Interest expense, net of capitalized	41.4	5.5	57.3	(D)	104.2
Other (income) expense, net	(46.8)	5.5	—		(41.3)
	1,388.9	834.1	(43.6)		2,179.4
Income (loss) before income tax expense	(144.9)	231.5	(20.3)		66.3
Income tax expense (benefit)	(42.6)	70.2	(5.9)	(L)	21.7
Net income (loss)	$(102.3)	$161.3	$(14.4)		$44.6

Earnings (loss) per share:
Basic	(0.25)				0.09
Diluted	(0.25)				0.09
Weighted average shares outstanding:
Basic	408.5		72.9	(M)	481.4
Diluted	408.5		72.9	(M)	481.4

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2019
(Dollars and shares in millions, except per-share data)

	Elanco	Bayer Animal Health Business (A)	Pro Forma Adjustments	Note	Pro forma
Revenue	$1,512.7	$977.1	$(62.5)	(G)	$2,427.3
Costs, expenses and other:
Cost of sales	699.8	289.9	(21.4)	(G) (H)	968.3
Research and development	132.9	72.3	(1.7)	(G)	203.5
Marketing, selling, and administrative expense	382.0	333.7	3.8	(I)	719.5
Amortization of intangible assets	98.3	6.8	133.4	(J)	238.5
Asset impairments, restructuring and other special charges	56.7	31.6	(35.6)	(K)	52.7
Interest expense, net of capitalized	41.5	1.1	50.6	(D)	93.2
Other (income) expense, net	6.5	10.1	—		16.6
	1,417.7	745.5	129.1		2,292.3
Income (loss) before income tax expense	95.0	231.6	(191.6)		135.0
Income tax expense (benefit)	27.6	58.1	(55.6)	(L)	30.1
Net income (loss)	$67.4	$173.5	$(136.0)		$104.9

Earnings (loss) per share:
Basic	0.18				0.24
Diluted	0.18				0.24
Weighted average shares outstanding:
Basic	365.7		72.9	(M)	438.6
Diluted	366.5		72.9	(M)	439.4

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Basis of Preparation
The unaudited pro forma condensed combined financial data reflects adjustments that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the consummation of the Acquisition.
The unaudited pro forma condensed combined balance sheet has been prepared by combining Elanco’s balance sheet and the Bayer Animal Health Business’s statement of financial position and applying the pro forma adjustments described below. The unaudited pro forma condensed combined statements of operations have been prepared by combining Elanco’s statement of operations and the Bayer Animal Health Business’s statement of income for the periods presented and applying the pro forma adjustments to each period described below. The historical combined financial information of the Bayer Animal Health Business has been prepared based on IFRS under Bayer’s accounting policies, which has been converted to U.S. GAAP and Elanco’s accounting policies. The pro forma condensed combined balance sheet has been prepared assuming the Acquisition occurred on June 30, 2020, and the pro forma condensed combined statements of operations have been prepared assuming the Acquisition occurred as of the beginning of the period.
The pro forma adjustments for the Acquisition are made on the basis that the Acquisition is a business combination that is accounted for under the acquisition method of accounting.
Accordingly, Elanco has estimated the fair value of the Bayer Animal Health Business’s assets acquired and liabilities assumed and conformed the Bayer Animal Health Business’s accounting policies to its own for material policy differences and based on available information.
The unaudited pro forma condensed combined financial data has been prepared based upon currently available information and assumptions deemed appropriate by Elanco management and for informational purposes only and should be read in conjunction with Elanco’s and the Bayer Animal Health Business’s financial statements. The preparation of these unaudited pro forma condensed combined financial data requires management to make estimates and assumptions deemed appropriate. The unaudited pro forma condensed combined financial data is not intended to represent, or be indicative of, the actual financial position and results of operations that would have occurred if the Acquisition described above had been effected on the dates indicated, nor are they indicative of the combined company’s future results.

Pro Forma Adjustments
(A)The historical combined financial statements of the Bayer Animal Health Business were prepared in accordance with IFRS and reported in Euro. The historical combined financial information of the Bayer Animal Health Business presented in the pro forma condensed combined financial information has been converted from IFRS to U.S. GAAP and uses Elanco’s accounting policies for material accounting policy differences based on information available at the time of preparation and was translated to U.S. dollars. A reconciliation of the historical combined financial information of the Bayer Animal Health Business from IFRS to U.S. GAAP and using Elanco’s accounting policies and the foreign currency rates used to convert the historical combined financial statements to U.S. dollars are presented in Note N.
Elanco is not aware of any additional accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial data and that have not been reflected in the conversion shown in Note N.

(B)Reflects the preliminary purchase price allocation among assets acquired and liabilities assumed as set forth below (in millions):

Amount
Estimated purchase price:
Cash(i)	$5,170.1
Elanco shares(ii)	1,723.7
Total	6,893.8
Preliminary purchase price allocation:
Net assets of the Bayer Animal Health Business at June 30, 2020	1,205.0
Adjustments to remove assets and liabilities not acquired(iii)	(711.4)
Adjusted net assets of the Bayer Animal Health Business at June 30, 2020	493.6
Preliminary fair value adjustments to net assets acquired
Increase inventories to fair value(iv)	142.7
Record acquired intangible assets at fair value(v)	3,317.8
Tax impact of fair value adjustment(vi)	(735.5)
Contract asset / liability in place for divested assets(viii)	(12.7)
Preliminary fair value of net assets acquired	2,712.3
Allocation to goodwill(vii)	$3,687.9

(i)    The cash consideration is based on the Purchase Agreement and adjusted for the amount of working capital at June 30, 2020 and other contractual adjustments (including intercompany trade accounts, certain pension liabilities, existing indebtedness and certain tax positions). The total cash consideration will be adjusted, as needed, based on the final net asset position per the terms included within the Agreement.
(ii)    Elanco issued 72.9 million shares to an affiliate of Bayer at $23.64 per share as of August 1, 2020.
(iii)    Certain assets and liabilities reflected on the Bayer Animal Health Business’s historical combined statement of financial position were not acquired by Elanco pursuant to the terms of the Agreement.
(iv)    Represents the adjustment to record inventory at fair value. The preliminary fair value estimate was calculated using estimated forecasts provided to management. The impact of any incremental cost of sales related to the recognition of the inventory of the Bayer Animal Health Business at fair value is expected to be recorded within the first year after Closing.
(v)    Represents the recognition of intangible assets at preliminary fair value, offset by intangible assets associated with the divested product lines. The preliminary fair value estimate was calculated by using the multi-period excess earning method within the income approach. The calculation is as follows (in millions):

Amount
Marketed Products	$3,220.0
IPR&D	240.0
Total fair value	3,460.0
Less: Historical intangible assets of Bayer Animal Health Business	(142.2)
Less: Intangibles attributable to Elanco product divestitures (Note G)	(102.0)
Pro forma adjustment	$3,215.8
(vi)    The tax impact is based on the tax rate by jurisdiction for the fair value adjustments associated with inventory and intangibles.
(vii)    The pro forma adjustment to goodwill represents goodwill of $3,687.9 million less the historical goodwill on the Bayer Animal Health Business balance sheet of $108.6 million.
(viii)    Supply agreement related to Drontal and Profender put into place at Acquisition close. As part of the required divestitures, the supply agreement was contracted at lower than market rates. This is offset with a contract asset related to future milestone payments associated with these products.

(C)Reflects the impact on cash and cash equivalents of the Acquisition as follows (in millions):

Amount
Net proceeds from borrowings (Note D)	$4,157.2
Proceeds from divestitures (Note G)	410.8
Capitalized software and services costs (Note F)	(72.0)
Cash consideration for the Acquisition (Note B)	(5,170.1)
Pro forma adjustment	$(674.1)
(D)Reflects the impact on the net change in borrowings resulting from the Acquisition and the associated impact of additional interest expense (in millions):

		Interest Expense
	Amount	Year Ended December 31, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Term Loan A(i)	$—	$(16.0)	$(0.9)	$(9.2)
Term Loan B (TLB)(ii)	4,275.0	107.0	51.8	51.8
TLB debt issuance costs(ii)	(90.2)	12.9	6.5	6.5
Tangible equity units(iii)	—	2.9	—	1.6
Interest expense related to pension plans not acquired	—	(0.1)	(0.1)	(0.1)
Total	$4,184.8	$106.7	$57.3	$50.6

(i)    Represents Elanco's historical debt that was paid down on January 31, 2020 using proceeds raised in conjunction with Elanco's equity issuance. This amount is reflected to remove the interest expense associated with the historical debt for comparative prior periods to avoid a duplicate charge of interest expense for the new Term Loan B and previously paid down Term Loan A.
(ii)    Represents the total borrowings of the floating debt instrument Term Loan B Elanco entered into to fund the Acquisition. The pro forma financial information at June 30, 2020 reflects the debt financing of $4.28 billion, which is the amount required to fund the Acquisition (without using cash on hand) if the Acquisition occurred on June 30, 2020. This includes an interest rate at LIBOR plus 175 basis points for the Term Loan B. The debt issuance costs are amortized over an estimated life of 7 years.
(iii)    On January 22, 2020, Elanco issued $550.0 million of tangible equity units, which included as a component $79.2 million of senior amortizing notes. The pro forma adjustment above reflects the impact of the senior amortizing notes to the comparative historical periods.
(E)Represents the elimination of the Bayer Animal Health Business’s historical equity and the impact of the Acquisition as follows (in millions):

	Equity Attributable to the Bayer Group	Additional Paid In Capital	Retained Earnings	Total
Eliminate Bayer Animal Health Business's equity	$(1,205.0)	$—	$—	$(1,205.0)
Share consideration (Note B)	—	1,723.7	—	1,723.7
APIC impact from equity issuance(ii)	—	(0.9)	—	(0.9)
Estimated gain on divestitures (Note G)	—	—	300.6	300.6
Less: Closing costs(i)	—	—	(36.3)	(36.3)
Total	$(1,205.0)	$1,722.8	$264.3	$782.1

(i)    Represents the impact on retained earnings of the costs paid by Elanco that were recorded at the Acquisition date. These transaction costs are excluded from the pro forma condensed combined statement of operations, as they are non-recurring in nature.
(ii)    Represents the impact on APIC of the costs paid by Elanco that were recorded at the Acquisition date. These transaction costs are excluded from the pro forma condensed combined statement of operations as they are non-recurring in nature.

(F)In connection with the Acquisition, Elanco capitalized approximately $72.0 million of costs related to software and services that was payable at Closing. This represents the adjustment to reflect the depreciation of these costs over an average estimated useful life of five years, which was offset by the disposal of $0.2 million of property and equipment related to the divestitures.

The fair value of property and equipment, net recorded from the Acquisition has been assumed to be equal to its net book value at the time of the Acquisition based on the information currently available and pending finalization of our fair value assessment.
(G)Elanco was required by government regulators to dispose of certain products for the completion of the Acquisition. These products include Osurnia, Capstar, Standguard, Vecoxan, other minor products and the Drontal and Profender product lines of the Bayer Animal Health Business as well as other immaterial divestitures. This adjustment represents the removal of the revenues and expenses associated with all product divestitures, and the removal of assets and liabilities associated with the material Elanco required product divestitures.
(H)Represents the impact of the divestitures (see Note G) and the elimination of pension expense related to pension obligations that will not be acquired. The pension expense included in cost of sales is $0.4 million, $0.2 million and $0.3 million for the year ended December 31, 2019, and the six months ended June 30, 2020 and 2019, respectively.
(I)Reflects the impact of the Acquisition calculated as follows (in millions):

	Year Ended December 31, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Depreciation expense on capitalized assets (Note F)	$14.4	$7.2	$7.2
Impact of divestitures (Note G)	(5.8)	(2.5)	(3.1)
Impact of pensions not acquired	(0.3)	(0.2)	(0.3)
Total	$8.3	$4.5	$3.8

(J)Represents the incremental amortization expense resulting from the Acquisition (in millions):

	Year Ended December 31, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Amortization of acquired intangible assets(i)	$287.5	$143.8	$143.8
Less: Historical amortization of the Bayer Animal Health Business	(12.3)	(6.6)	(6.8)
Less: Historical amortization of divested intangible assets (Note G)	(7.2)	—	(3.6)
Total	$268.0	$137.2	$133.4

(i)    Amortization expense is based on the estimated fair value of the marketed products and assuming an average life of 11.2 years. If the fair value changed by 10%, amortization expense would change by $32.2 million for the year ended December 31, 2019, and $16.1 million for the six months ended June 30, 2020 and 2019.

(K)Represents the elimination of costs incurred by Elanco and Bayer related to the Acquisition, which are excluded from the pro forma statement of operations due to the non-recurring nature of the expenses.
(L)The estimated tax impact is based on an assumed tax rate of 29%, which is a blended average statutory rate based on the assumed jurisdiction for the pro forma adjustments and current structure.
(M)The weighted average number of shares outstanding reflects the issuance of 72.9 million shares to an affiliate of Bayer at closing of the Acquisition. Total weighted average shares of 481.4 million is calculated as 72.9 million shares issued to the Bayer affiliate plus 408.5 million shares issued and outstanding as of June 30, 2020. During certain periods we have a reported net loss. Therefore, dilutive common shares are not assumed to have been issued since their effect is anti-dilutive. As a result, basic and diluted weighted average shares are the same, causing diluted net loss per share to be equivalent to basic net loss per share.
(N)The following is a reconciliation of the Bayer Animal Health Business’s historical combined financial information from IFRS to U.S. GAAP and using Elanco’s accounting policies.

UNAUDITED BAYER ANIMAL HEALTH BUSINESS CONDENSED COMBINED
STATEMENT OF FINANCIAL POSITION
AS OF JUNE 30, 2020

(in millions)	IFRS (EUR)(i)	IFRS (USD)(ii)	Adjustments(iii)	Note	U.S. GAAP and Elanco Classification (USD)
ASSETS
Current assets:
Cash	€6.0	$6.7	$—		$6.7	Cash
Trade accounts receivable	291.0	325.9	—		325.9	Accounts receivable, net
Inventories	336.0	376.3	—		376.3	Inventories
Other financial assets	367.0	411.0	(411.0)	a.	—
Other receivables	45.0	50.4	—		50.4	Other receivables
Claims for income tax refunds	175.0	196.0	(196.0)	a.	—
			607.0	a.	607.0	Other current assets
Total current assets	1,220.0	1,366.3	—		1,366.3
Noncurrent assets:
Goodwill	97.0	108.6	—		$108.6	Goodwill
Other intangible assets	127.0	142.2	—		142.2	Other intangibles, net
Other financial assets	1.0	1.1	(1.1)	a.	—
Other receivables	4.0	4.5	(4.5)	a.	—
Deferred taxes	177.0	198.2	(198.2)	a.	—
			219.3	a.	219.3	Other noncurrent assets
Property, plant and equipment	283.0	317.0	(15.5)	a.	301.5	Property and equipment, net
Total assets	€1,909.0	$2,137.9	$—		$2,137.9
LIABILITIES
Current liabilities
Trade accounts payable	€169.0	$189.3	$—		$189.3	Accounts payable
Refund liabilities	55.0	61.6	—		61.6	Sales Rebates and Discounts
Other provisions	118.0	132.2	(132.2)	a.	—
			37.6	a.	37.6	Employee compensation
Contract liabilities	3.0	3.4	(3.4)	a.	—
Financial liabilities	39.0	43.7	(43.7)	a.	—
Income tax liabilities	134.0	150.1	(150.1)	a.	—
Other liabilities	35.0	39.2	302.5	a.	341.7	Other current liabilities
Total current liabilities	553.0	619.5	10.7		630.2
Noncurrent liabilities:
Financial Liabilities	15.0	16.8	(16.8)	a.	—
Provisions for pensions and other post-employment benefits	192.0	215.0	(0.2)	d.	214.8	Accrued retirement benefits
Deferred taxes	50.0	56.0	—		56.0	Deferred taxes
Other liabilities	5.0	5.6	26.3	a.	31.9	Other noncurrent liabilities
Other provisions	18.0	20.2	(20.2)	a.	—
Total liabilities	€833.0	$933.1	$(0.2)		$932.9
Total Equity	1,076.0	1,204.8	0.2	d.	1,205.0
Total liabilities and equity	€1,909.0	$2,137.9	$—		$2,137.9

UNAUDITED BAYER ANIMAL HEALTH BUSINESS CONDENSED COMBINED
STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2019

(in millions)	IFRS (EUR)(i)	IFRS (USD)(ii)	Adjustments(iii)	Note	U.S. GAAP and Elanco Classification (USD)
Net Sales	€1,572.0	$1,760.6	$(14.9)	h.	$1,745.7	Revenue
Expenses:
Cost of goods sold	509.0	570.1	13.5	b, d, e, i.	583.6	Cost of sales
Research and development expenses	143.0	160.2	0.5	c.	160.7	Research and development
Selling expenses	533.0	597.0	(597.0)	a.	—
General and administration expenses	138.0	154.6	(154.6)	a.	—
			631.2	a, e, h, i.	631.2	Marketing, selling and administration
			12.3	a.	12.3	Amortization of intangible assets
			90.7	a, f.	90.7	Asset impairments, restructuring, and other special charges
			10.1	a.	10.1	Interest expense, net of capitalized interest
Other operating income	(5.0)	(5.6)	5.6	a.	—
Other operating expenses	14.0	15.7	(15.7)	a.	—
Financial income	(1.0)	(1.1)	1.1	a.	—
Financial expense	25.0	28.0	(28.0)	a.	—
			26.9	a.	26.9	Other expense (income), net
Income taxes	82.0	91.8	(4.4)	g.	87.4	Income tax expense
Income after income taxes	€134.0	$149.9	$(7.1)		$142.8	Net income (loss)

UNAUDITED BAYER ANIMAL HEALTH BUSINESS CONDENSED COMBINED
STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2020

(in millions)	IFRS (EUR)(i)	IFRS (USD)(ii)	Adjustments(iii)	Note	U.S. GAAP and Elanco Classification (USD)
Net Sales	€984.0	$1,082.4	$(16.8)	h.	$1,065.6	Revenue
Expenses:
Cost of goods sold	278.0	305.8	3.6	d, e, i.	309.4	Cost of sales
Research and development expenses	69.0	75.9	(1.1)	c.	74.8	Research and development
Selling expenses	300.0	330.0	(330.0)	a.	—
General and administration expenses	119.0	130.9	(130.9)	a.	—
			331.1	a, e, h, i.	331.1	Marketing, selling and administration
			6.6	a.	6.6	Amortization of intangible assets
			101.2	f.	101.2	Asset impairments, restructuring, and other special charges
			5.5	a.	5.5	Interest expense, net of capitalized interest
Other operating income	(3.0)	(3.3)	3.3	a.	—
Other operating expenses	7.0	7.7	(7.7)	a.	—
Financial income	(2.0)	(2.2)	2.2	a.	—
Financial expense	8.0	8.8	(8.8)	a.	—
			5.5	a.	5.5	Other (income) expense, net
Income taxes	63.0	69.3	0.9	g.	70.2	Income tax expense
Income after income taxes	€145.0	$159.5	$1.8		$161.3	Net income (loss)

UNAUDITED BAYER ANIMAL HEALTH BUSINESS CONDENSED COMBINED
STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2019

(in millions)	IFRS (EUR)(i)	IFRS (USD)(ii)	Adjustments(iii)	Note	U.S. GAAP and Elanco Classification (USD)
Net Sales	€874.0	$987.6	$(10.5)	h.	$977.1	Revenue
Expenses:
Cost of goods sold	250.0	282.5	7.4	d, e, i.	289.9	Cost of sales
Research and development expenses	64.0	72.3	—		72.3	Research and development
Selling expenses	289.0	326.6	(326.6)	a.	—
General and administration expenses	58.0	65.5	(65.5)	a.	—
			333.7	a, e, h, i.	333.7	Marketing, selling and administration
			6.8	a.	6.8	Amortization of intangible assets
			31.6	f.	31.6	Asset impairments, restructuring, and other special charges
			1.1	a.	1.1	Interest expense, net of capitalized interest
Other operating income	(2.0)	(2.3)	2.3	a.	—
Other operating expenses	8.0	9.0	(9.0)	a.	—
Financial expense	4.0	4.5	(4.5)	a.	—
			10.1	a.	10.1	Other (income) expense, net
Income taxes	51.0	57.6	0.5	g.	58.1	Income tax expense
Income after income taxes	€152.0	$171.9	$1.6		$173.5	Net income (loss)

(i)    Represents the historical condensed combined statement of financial position of the Bayer Animal Health Business as of June 30, 2020 and the condensed combined statement of income for the six months ended June 30, 2020 and 2019, which is included as Exhibit 99.3 to the Amended Form 8-K, and the combined statement of income year ended December 31, 2019, which is included as Exhibit 99.2 to the Amended Form 8-K.
(ii)    Euro amounts are converted to U.S. Dollars at an exchange rate of $1.12 for the statement of financial position and an average rate of $1.12, $1.10 and $1.13 for the statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020 and 2019, respectively.
(iii)    A summary of the differences between IFRS and Elanco’s accounting policies is as follows:
a.    Reflects the reclassification of balances to align Bayer Animal Health Business’s financial statement presentation with the Elanco presentation.
b.    Reflects an adjustment to eliminate reversals of impairment recorded by the Bayer Animal Health Business for inventory, as these adjustments are not recorded under U.S. GAAP.
c.    Reflects adjustments to reverse the capitalization of R&D costs that are required to be recognized as expenses under U.S. GAAP.
d.     Reflects the elimination of multi-employer pension plan assets and liabilities, which are not recognizable under U.S. GAAP, and the associated adjustment to expense amounts.
e.    Reflects the reclassification of shipping and handling costs of $19.1 million, $9.0 million, and $8.8 million for the year ended December 31, 2019 and six months ended June 30, 2019 and June 30, 2020, respectively, from selling expenses, as presented by the Bayer Animal Health Business in the historical combined statements of income, to cost of sales, which is consistent with Elanco policy.
f.    Reflects the reclassification of transaction costs, including internal and external costs such as legal, consulting, accounting and auditing fees, from cost of goods sold, general and administrative expenses, research and development expenses, and financial expenses, as presented by the Bayer Animal Health Business in the historical combined statements of income to asset impairments, restructuring, and other special charges.
g.    Reflects the income tax effect of the conversion adjustments based on the Bayer Animal Health Business effective tax rate.
h. Reflects the reclassification of trade fund costs associated with the reimbursement to customers for promotional activities of $21.7 million, $13.9 million, and $20.2 million for the year ended December 31, 2019 and six months ended June 30, 2019 and June 30, 2020, respectively, from selling expenses, as presented by the Bayer Animal Health Business in the historical combined statements of income, to net revenue, which is consistent with Elanco policy.

i.Reflects the reclassification of certain commission costs of $6.8 million, $3.4 million, and $3.4 million for the year ended December 31, 2019 and six months ended June 30, 2019 and June 30, 2020, respectively, from cost of sales, as presented by the Bayer Animal Health Business in the historical combined statements of income, to operating expenses, which is consistent with Elanco policy.